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EXHIBIT 10.22

EMPLOYMENT AGREEMENT

        This Employment Agreement (this "Agreement") is made and entered as of the last date set forth on the signature page hereto, to be effective as of June 24, 2003 (the "Effective Date"), by and between DuPont Photomasks, Inc., a Delaware corporation (the "Company"), and Marshall C. Turner, an individual ("Executive").

RECITALS

        WHEREAS, the Company desires to hire Executive and Executive desires to become employed by the Company; and

        WHEREAS, the Company and Executive have determined that it is in their respective best interest to enter into this Agreement on the terms and conditions as set forth herein.

        NOW, THEREFORE, in consideration of the premises and the mutual covenants and promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

AGREEMENT

1. EMPLOYMENT TERMS AND DUTIES

        1.1    EMPLOYMENT.    The Company hereby employs Executive, and Executive hereby accepts employment by the Company, upon the terms and conditions set forth in this Agreement.

        1.2    DUTIES.    Executive shall serve as Chief Executive Officer and Chairman of the Board of Directors of the Company and shall report solely to the Board of Directors of the Company (the "Board of Directors"). Executive shall have the authority, and perform the duties customarily associated with, his titles and offices together with such additional duties of a senior executive nature and commensurate with his titles as may from time to time be assigned by the Board of Directors. During the Employment Term (as defined herein), Executive shall devote substantially all of his full working time and efforts to the performance of his duties and the furtherance of the legitimate business interests of the Company and shall not be otherwise employed. Notwithstanding the above, Executive may serve as a director or trustee of other organizations, or engage in charitable, civic and/or governmental activities provided that such service and activities do not prevent Executive from performing the duties required of Executive under this Agreement and further provided that Executive obtains written consent for all such activities from the Company, which consent will not be unreasonably withheld. The Company hereby consents to Executive continuing to serve as a director of the Alliance Bernstein Technology Fund, Inc., the George Lucas Educational Foundation, Linsang Partners, LLC, and as Chairman of the Smithsonian National Museum of Natural History. Executive may engage in personal activities, including, without limitation, personal investments, provided that such activities do not interfere with Executive's performance of his duties hereunder and/or the provisions of Executive's written agreements with the Company.

        1.3    TERM.    The term of this Agreement, and Executive's employment hereunder, commenced as of the Effective Date and shall continue for a one (1) year period from such date (the "Initial Term") and thereafter shall automatically renew for additional one (1) year periods (each successive one (1) year period, a "Renewal Term" and together with the Initial Term, the "Employment Term"), unless terminated by either party in accordance with the terms of Section 1.6 hereof or otherwise by mutual written agreement.

        1.4    COMPENSATION AND BENEFITS.

                1.4.1    BASE SALARY.    In consideration of the services rendered to the Company hereunder by Executive and Executive's covenants hereunder and in the Company's Confidential Information &

Inventions Agreement (the "Confidentiality Agreement") in the form attached hereto as Annex A, the Company shall, during the Employment Term, pay Executive a base salary at the annual rate of Three Hundred Ninety Five Thousand Dollars ($395,000.00) (the "Base Salary"), less statutory deductions and withholdings, payable in equal installments in accordance with the Company's regular payroll practices, but no less frequently than monthly. The Company will review the Base Salary, for increase or decrease, as part of the normal annual performance review after completion of the Initial Term and any Renewal Term, as applicable. The Company agrees to pay the Base Salary retroactive to the Effective Date.

                1.4.2    INCENTIVE COMPENSATION.    Pursuant to the Company's standard bonus plan, Executive will be eligible to receive incentive compensation on an annual basis, with a targeted bonus opportunity of seventy-five percent (75%) of Base Salary (the "Incentive Compensation"). The Incentive Compensation for any fiscal year will range between zero percent (0%) and one hundred fifty percent (150%) of Base Salary, depending on Executive's performance, as measured against certain mutually agreed upon performance goals and objectives (with fiscal year 2004 goals and objectives to be finalized as promptly as practicable after the execution of this Agreement), and the size of the bonus pool, all as determined by the Board of Directors. The Incentive Compensation will be paid each year after the close of the applicable fiscal year, per the normal Company schedule, provided, however, that no Incentive Compensation will be payable for fiscal year 2003, which ended on June 30, 2003.

                1.4.3    BENEFITS PACKAGE.    In addition to the Base Salary, during the Employment Term, Executive shall receive such employee benefits and holidays as may be in effect from time to time as are afforded to other senior executives of the Company. A summary of the current Company benefits and programs have been provided to Executive.

                1.4.4    VACATION.    Executive shall be entitled to four (4) weeks' paid vacation each year of the Employment Term. Any vacation time not used in a particular year within the Employment Term may be rolled over to the next succeeding year or, upon termination of the Employment Term, reimbursed in cash to Executive, up to a maximum of four (4) weeks' paid vacation in either event.

                1.4.5    EXPENSES.    The Company shall, upon receipt from Executive of supporting receipts to the extent required by applicable income tax regulations and the Company's reimbursement policies, reimburse Executive for all out-of-pocket business expenses reasonably incurred by Executive in connection with his employment hereunder, as approved by the Company's Chief Financial Officer or other officer designated by the Board of Directors.

                1.4.6    RELOCATION AND TEMPORARY LIVING EXPENSES.    The Company shall reimburse Executive in accordance with the Company's Relocation Policy (the "Relocation Policy") a copy of which has been provided to Executive. The Company also will reimburse Executive (a) for temporary living costs during the Initial Term, not to exceed Five Thousand Dollars ($5,000) per month, and (b) for up to one round-trip coach fare a week during the Initial Term for either Executive or Executive's spouse to travel between San Francisco and Austin (collectively "Temporary Living Expenses"). In the event that any Temporary Living Expenses to be reimbursed by the Company hereunder are considered taxable income to Executive in the year received, Company agrees to pay Executive an additional payment (the "Gross-Up Payment") such that the net amount received by Executive for such Temporary Living Expenses pursuant to this Section 1.4.6, after paying any applicable federal or state income tax on the Temporary Living Expenses and the Gross-up Payment, shall be equal to the amount that Executive would have received if the Temporary Living Expenses were not taxable to the Executive.

        1.5    STOCK OPTIONS.    The Company has granted to Executive, effective as of August 15, 2003, and in accordance with the terms of the Company's Amended 1997 Stock Option and Restricted Stock Plan (the "Plan"), an option to purchase one hundred and seventy thousand (170,000) shares of the Company's common stock, par value $0.01 per share (the "Stock Option"). The terms of the Stock Option are set forth in the Stock Option Agreement (the "Stock Option Agreement") in the form attached hereto as Annex B.

        1.6    TERMINATION.    Either party shall have the right to terminate this Agreement and Executive's employment hereunder at any time during the Employment Term by providing the other party with thirty (30) days written notice of such termination, provided, however, that (i) in the event of a voluntary termination by Executive, Company may waive all or a portion of the thirty (30) days' notice and accelerate the effective date of such termination, and (ii) in the event of a termination by the Company, the Company may suspend, with no reduction in pay or benefits, Executive from his duties as set forth herein (including, without limitation, Executive's position as a representative and agent of the Company) during any such thirty (30) day notice period (the effective time of any such termination referred to herein as the "Termination Date").

        1.7    PAYMENTS UPON TERMINATION

                1.7.1    NO SEVERANCE.    Upon termination of Executive's employment hereunder for any reason, with or without cause, voluntary or involuntary, (i) Executive shall not be entitled to receive payment of, and the Company shall have no obligation to pay, any severance or similar compensation attributable to such termination, other than Base Salary earned but unpaid, accrued but unused vacation pursuant to Section 1.4.4, vested benefits under any employee benefit plan, and any unreimbursed expenses pursuant to Sections 1.4.5 and 1.4.6 hereof incurred by Executive as of the Termination Date; and (ii) the Company's other obligations under this Agreement shall immediately cease.

                1.7.2    CONTINUATION OF BENEFITS.    Notwithstanding the above, upon termination of Executive's employment for any reason, with or without cause, voluntary or involuntary, Company agrees to provide continuation medical and dental coverage under the DuPont Photomasks, Inc. Welfare Benefit Plan (the "Continuation Benefits") (i) for Executive until his 65th birthday on October 10, 2006, or, if earlier, Executive's death, and (ii) for his spouse, Ann Turner, until her 65th birthday, or, if earlier, the date of her death or divorce to Executive. Company agrees to pay for the cost of Continuation Benefits (the "Cost of Coverage"), and Executive agrees and understands that the amount of the Cost of Coverage will be considered taxable income to Executive for each year (or partial year) of such coverage and satisfaction of any associated tax obligations is Executive's sole responsibility.

2. PROTECTION OF COMPANY'S CONFIDENTIAL, PROPRIETARY INFORMATION AND INVENTIONS.

        This Agreement, and Executive's employment hereunder, is contingent upon Executive's execution of the Confidentiality Agreement.

3. REPRESENTATIONS AND WARRANTIES

        Each party hereto represents and warrants that (i) this Agreement is valid and binding upon and enforceable against such party in accordance with the terms of this Agreement, (ii) such party is not bound by or subject to any contractual or other obligation that would be violated by such party's execution or performance of this Agreement, including, but not limited to, any non-competition agreement presently in effect, and (iii) such party is not subject to any pending or, to such party's knowledge, threatened, claim, action, judgment, order, or investigation that could adversely affect such party's ability to perform its obligations under this Agreement in a material respect.

4. MISCELLANEOUS

        4.1    INDEMNIFICATION.    The Company shall indemnify Executive from liability arising out of his performance of his duties hereunder pursuant to the terms and conditions of the Indemnity Agreement entered into between the Company and Executive (executed by Executive on May 22, 2003), and shall provide Executive all benefits under any directors and officers, errors and omissions, or similar insurance policy from time to time in effect.

        4.2    NOTICES.    All notices, requests, and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally against written receipt or by facsimile transmission with answer back confirmation or mailed (postage prepaid by certified or registered mail, return receipt requested) or by overnight courier to the parties at the following addresses or facsimile numbers:

    If to the Executive, to:
            Marshall Turner
            131 Old Settlers Blvd.
            Round Rock, Texas 78664
            Fax: 512-310-6544

    If to the Company, to:
            General Counsel
            DuPont Photomasks, Inc.
            131 Old Settlers Blvd.
            Round Rock, Texas 78664
            Fax: 512-310-6544

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section 4.2, be deemed given upon delivery, and (ii) if delivered by mail in the manner described above to the address as provided in this Section 4.2. be deemed given upon receipt (in each case regardless of whether such notice, request, or other communication is received by any other Person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section). Any party from time to time may change its address or other information for the purpose of notices to that party by giving written notice specifying such change to the other party hereto. No notice, amendment or waiver pursuant to this Agreement will be effective if sent or delivered by electronic means other than fax.

        4.3    AUTHORIZATION TO BE EMPLOYED.    This Agreement, and Executive's employment hereunder, is subject to Executive providing the Company with legally required proof of Executive's authorization to be employed in the United States of America.

        4.4    ENTIRE AGREEMENT.    This Agreement, including the Confidentiality Agreement and the Stock Option Agreement attached hereto as Annexes, supersedes all prior discussions and agreements, among the parties with respect to the subject matter hereof and contains the sole and entire agreement between the parties hereto with respect thereto. In the event of conflict between the terms of the text of this Agreement (excluding for this purpose the Annexes hereto), on the one hand, and the terms of the Confidentiality Agreement or any company policies, on the other hand, the terms of this Agreement (excluding for this purpose the Annexes hereto) shall control. Any provision of this Agreement which by its terms obliges the Company to make payments subsequent to termination of Executive's Employment Term shall survive any such termination.

        4.5    WAIVER.    Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party hereto of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by law or otherwise afforded, will be cumulative and not alternative.

        4.6    AMENDMENT.    This Agreement may be amended, supplemented, or modified only by a written instrument duly executed by or on behalf of each party hereto.

        4.7    NO THIRD PARTY BENEFICIARY.    The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and the Company's successors or assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other person.

        4.8    NO ASSIGNMENT; BINDING EFFECT.    This Agreement and the obligations undertaken herein shall be binding upon and shall inure to the benefit of any successors or assigns of the Company. Executive shall not be entitled to assign his obligations under this Agreement.

        4.9    HEADINGS.    The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

        4.10    SEVERABILITY.    The Company and Executive intend all provisions of this Agreement to be enforced to the fullest extent permitted by law. Accordingly, if a court of competent jurisdiction determines that the scope and/or operation of any provision of this Agreement is too broad to be enforced as written, the Company and Executive intend that the court should reform such provision to such narrower scope and/or operation as it determines to be enforceable. If, however, any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future law, and not subject to reformation, then (i) such provision shall be fully severable, (ii) this Agreement shall be construed and enforced as if such provision was never a part of this Agreement, and (iii) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by illegal, invalid, or unenforceable provisions or by their severance.

        4.11    GOVERNING LAW.    This Agreement shall be governed by and construed in accordance with the laws of the State of Texas applicable to contracts executed and performed in such State without giving effect to conflicts of laws principles.

        4.12    ARBITRATION.    Company and Executive expressly agree that any dispute, controversy or claim between them arising out of or relating to this Agreement or any other aspect of Executive's relationship with Company (including contract or tort claims, or claimed violations of statute, but excluding disputes arising out of Executive's obligations under the Confidentiality Agreement) shall be settled by mandatory binding arbitration administered by the American Arbitration Association ("AAA") under its National Rules for the Resolution of Employment Disputes, and judgment upon the award rendered by the arbitrator(s) may be entered in any court with jurisdiction. The parties must mutually agree if a panel of three arbitrators is to be used; otherwise, the arbitration shall be conducted before a single arbitrator.

        4.13    COUNTERPARTS.    This Agreement may be executed in any number of counterparts and by facsimile, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

[SIGNATURE PAGE TO EMPLOYMENT AGREEMENT FOLLOWS]

        IN WITNESS WHEREOF, each of the parties hereto have caused this Agreement to be executed on the date set forth below such party's signature below.

DUPONT PHOTOMASKS, INC., AS THE COMPANY
By: /s/ Susan Sam Name: Susan Sam Title: Board Member and Chairperson, Compensation Committee Date: September 10, 2003
MARSHALL C. TURNER, AS EXECUTIVE
Signature: /s/ Marshall C. Turner Name: Marshall C. Turner Date: September 10, 2003

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  EXHIBIT 10.22
EMPLOYMENT AGREEMENT